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                                                                    EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF SYNAVANT INC.

o SYNAVANT Austrailia Pty Ltd., a limited liability business organization formed under the laws of Australia
o PMS Pty. Ltd., a limited liability business organization formed under the laws of Australia
o SYNAVANT Singapore (Pte.) Ltd., a limited liability business organization formed under the laws of Singapore
o Valuation, Ltd., a limited liability business organization formed under the laws of Switzerland
o SYNAVANT Belgium S.A./NV, a limited liability business organization formed under the laws of Belgium
o    New ST, Inc., a Delaware, USA corporation
o SYNAVANT Canada Ltd., a limited liability business organization formed under the laws of Canada
o SYNAVANT Hellas S.A., a limited liability business organization formed under the laws of Greece
o SYNAVANT GmbH, a limited liability business organization formed under the laws of Germany
o SYNAVANT Italia S.r.L., a limited liability business organization formed under the laws of Italy
o SYNAVANT France S.A., a limited liability business organization formed under the laws of France
o Permail Pty. Ltd., a limited liability business organization formed under the laws of Australia
o    SYNAVANT LLC, a Delaware, USA limited liability company
o SYNAVANT Mexico, a limited liability business organization formed under the laws of Mexico
o SYNAVANT Data GmbH, a limited liability business organization formed under the laws of Germany
o SYNAVANT do Brazil Ltda., a limited liability business organization formed under the laws of Brazil
o SYNAVANT Nederland BV, a limited liability business organization formed under the laws of the Netherlands
o SYNAVANT UK Holding Ltd., a limited liability business organization formed under the laws of the United Kingdom
o SYNAVANT Netherlands Finance B.V., a limited liability business organization formed under the laws of the Netherlands
o SYNAVANT Spain S.A., a limited liability business organization formed under the laws of Spain
o SYNAVANT UK Ltd, a limited liability business organization formed under the laws of the United Kingdom
o    SYNAVANT Latin America Inc., a Delaware, USA corporation
o    SYNAVANT Turkey Inc., a Delaware, USA corporation

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o    SYNAVANT Phillippines Inc., a Delaware, USA corporation
o    SYNAVANT Taiwan Inc., a Delaware, USA corporation
o    SYNAVANT Korea Inc., a Delaware, USA corporation
o    SYNAVANT Japan Inc., a Delaware, USA corporation
o Info-Med GmbH, a limited liability business organization formed under the laws of Germany